                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement [ ]     Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            First Virginia Banks, Inc.
------------------------------------------------------------------------------
                 Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:


        ---------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:


        ---------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


        ---------------------------------------------------------------------

(4)     Proposed maximum aggregate value of transaction:

        ---------------------------------------------------------------------

(5)     Total fee paid:


        ---------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

        -----------------

(2)     Form, schedule or registration statement no.:

        -------------------------

(3)     Filing party:

        -------------------------
(4)     Date filed:

        -------------------------

                           FIRST VIRGINIA BANKS, INC.

                            6400 ARLINGTON BOULEVARD
                        FALLS CHURCH, VIRGINIA 22042-2336



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 27, 2001


       The Annual Meeting of Stockholders of First Virginia Banks, Inc. will be held at the Ritz-Carlton Hotel, Ballroom Level, 1700 Tysons Boulevard, McLean, Virginia, at 10:00 a.m. on Friday, April 27, 2001, for the following purposes:

       (1) To elect four Class B directors for a term of three years and one Class A director for a term of two years.

       (2) To ratify the appointment of KPMG LLP as independent auditors for the year ending December 31, 2001.

       (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

       Stockholders of record at the close of business on February 16, 2001, are entitled to notice of and to vote at the meeting or any adjournments thereof.


STOCKHOLDERS ARE URGED TO VOTE. STOCKHOLDERS MAY COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. ALTERNATIVELY, STOCKHOLDERS MAY VOTE BY CALLING THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THEIR PROXY OR BY USING THE INTERNET WEB SITE ADDRESS ALSO SHOWN ON THEIR PROXY. STOCKHOLDERS ARE URGED TO USE ONE OF THESE METHODS TO VOTE REGARDLESS OF WHETHER THEY EXPECT TO ATTEND THE MEETING.


                                             By Order of the Board of Directors,



                                             Barbara J. Chapman
                                             Vice President and Secretary
Falls Church, Virginia
March 9, 2001

                           FIRST VIRGINIA BANKS, INC.

                            6400 ARLINGTON BOULEVARD
                        FALLS CHURCH, VIRGINIA 22042-2336


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Virginia Banks, Inc. (hereinafter referred to as "First Virginia") of proxies to be voted at the Annual Meeting of Stockholders of First Virginia to be held at 10:00 a.m. on Friday, April 27, 2001, or any adjournment thereof at the Ritz-Carlton Hotel, Ballroom Level, 1700 Tysons Boulevard, McLean, Virginia. The approximate mailing date of this Proxy Statement and the accompanying proxy is March 9, 2001.

       Stockholders may choose any one of three methods to submit a proxy--by telephone, the Internet, or paper proxy. A proxy was mailed along with this Proxy Statement, and it contains complete instructions for submitting proxies. All properly completed proxies received by First Virginia prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Paper proxies on which no instructions are given will be voted FOR the nominees for election as directors and FOR Proposal 2. Any stockholder who has submitted a proxy may revoke it at any time before it is voted by attending the Annual Meeting and voting in person, by giving written notice of revocation of the proxy to the Secretary, by submitting to First Virginia a signed proxy bearing a later date, or by submitting a later proxy by telephone or the Internet.

       Holders of Common and Preferred Stock of First Virginia are entitled to vote at the meeting. Each share of Common and Preferred Stock is entitled to one vote on all matters which may come before the meeting. As of February 16, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were 46,149,895 shares of Common Stock and 44,856 shares of Preferred Stock of First Virginia issued and outstanding.

       As of February 13, 2001, the following persons beneficially owned more than five percent of a class of First Virginia stock:


                         Name and Address of            Amount of Beneficial
Title of Class           Beneficial Owner               Ownership                   Percentage of Class
--------------           -------------------            --------------------        -------------------

Common                    American Century              2,622,650                   5.6%
                          Investment
                          Management, Inc.
                          ("ACIM")
                          4500 Main Street,
                          Kansas City, MO 64141


       According to a Schedule 13G/A filed with the Securities and Exchange Commission, ACIM manages the investments of a number of registered investment companies and some separate institutional investor accounts. The First Virginia Common Stock it holds is owned by and held for such investment companies and separate institutional investor accounts. ACIM has sole voting and dispositive power with respect to the First Virginia stock it holds.

                            I. ELECTION OF DIRECTORS

       The Board of Directors is divided into three classes (A, B and C). The term of office for Class B directors will expire at this Annual Meeting. Four persons, three of whom are presently on the Board, have been nominated to serve as Class B directors, and, if elected, the four nominees will serve for a term of three years. In addition, a new individual has been nominated to serve as a Class A director and, if elected, will serve for a term of two years. One Class B director, Mr. Robert M. Rosenthal, who has served as a director since 1998, is not eligible to stand for re-election. One other Class B director, Mr. Gilbert
R. Giordano, who has served as a director since 1989, passed away on January 17, 2001.

       With respect to the election of directors, the five nominees receiving the greatest number of votes cast for the election of directors will be elected, if a quorum is present at the meeting. The presence in person or by proxy of a majority of the outstanding shares of Common and Preferred Stock entitled to vote on the matter will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy's authority to vote (including broker nonvotes) will count toward a quorum.

       Proxies received from stockholders will be voted in favor of the five nominees unless stockholders specify otherwise on their proxies. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

       Certain information concerning the nominees for election at this meeting and the Class A and Class C directors who will continue in office after the meeting is set forth below and on the following pages, as furnished by them.


                         NOMINEES FOR CLASS B DIRECTORS
                   (To serve until the Annual Meeting in 2004)

                                                                                      Common Stock
                                                                                      Beneficially
                                                                                      Owned December
                                                                                      31, 2000, and
Name, Age and Year         Principal Occupation, Business Experience in Last          Percentage
Became a Director          Five Years, Other Directorships                            of Class(1)
------------------         -----------------------------------------------------      -------------

EDWARD L.                  Of Counsel, Breeden, Salb, Beasley & DuVall, P.L.C.,           99,390(2)
BREEDEN, III               a law firm in Norfolk, Virginia, since 1968.
Age 65                     Director, First Virginia Bank-Hampton Roads,
1982                       Norfolk.  Director, First Virginia Life Insurance
                           Company, Falls Church, 1982-2000.  Chairman of the
                           Board and President, The Hunter Foundation, which
                           operates a Victorian museum and a home for elderly
                           men in Norfolk, Virginia (1970 to present), and The
                           Breeden-Adams Foundation, a private foundation which
                           provides financial support for cancer research (1988
                           to present).  President, The Tanners Creek Company
                           and B&H Associates, both of which are real estate
                           investment companies in the Tidewater area of
                           Virginia (1990 to present).

------------------------

(1) No director or executive officer owned as much as 1.0% of First Virginia Common Stock.

(2) Includes 11,250 shares held indirectly by a corporation, of which Mr. Breeden is President, 57,262 shares held by two trusts, of which he is a trustee, and 23,887 shares held by two foundations, of which Mr. Breeden is Chairman of the Board and President.

ERIC C. KENDRICK           President, Mereck Associates, Inc., a real estate               83,661(3)
Age 54                     management and development firm in Arlington,
1986                       Virginia, since 1989.  Director and President,
                           Murteck Construction Company, Inc., Upton
                           Corporation, and Old Dominion Warehouse Corporation,
                           Arlington.

JOSEPH W.                  Senior Partner, Richmond and Fishburne, L.L.P., a                  294
RICHMOND, JR.              law firm located in Charlottesville, Virginia, since
Age 56                     1971.  Director, Virginia Law Foundation.  Director,
New Nominee                Westminster-Canterbury of the Blue Ridge Foundation,
                           Martha Jefferson Hospital Foundation, and Jefferson
                           Area Board for Aging.  Director, First Virginia
                           Bank-Blue Ridge, Staunton, Virginia.

ROBERT H. ZALOKAR          Retired Chairman of the Board and Chief Executive              189,458
Age 73                     Officer of First Virginia, 1984-1994.  Director,
1959                       First Virginia Bank, First Virginia Life Insurance
                           Company, 1980-2000, and First Virginia Mortgage
                           Company, 1973-2000, Falls Church, Virginia.


                          NOMINEE FOR CLASS A DIRECTOR
                   (To serve until the Annual Meeting in 2003)


                                                                                       Common Stock
                                                                                       Beneficially owned
                                                                                       December 31, 2000,
Name, Age and Year         Principal Occupation, Business Experience in Last           and Percentage
Became a Director          Five Years, Other Directorships                             of Class
---------------------      -----------------------------------------------------       ------------------

JENNIFER S. BANNER         CPA, Pershing Yoakley & Associates, P.C., a public
Age 41                     accounting and consulting firm headquartered in                   0(4)
New Nominee                Knoxville, Tennessee, since 1987. Secretary, PY
                           Medical Systems, Inc., a physician billing and
                           consulting company, since 1992. Director and
                           Secretary-Treasurer, Tennessee Aquatics, Inc., a
                           nonprofit amateur athletic organization, since 1995.
                           Director, First Vantage Bank-Tennessee, Knoxville.


                                CLASS C DIRECTORS
                   (Serving until the Annual Meeting in 2002)


                                                                                        Common Stock
                                                                                        Beneficially Owned
                                                                                        December 31, 2000,
Name, Age and Year        Principal Occupation, Business Experience in Last             and Percentage
Became a Director         Five Years, Other Directorships                               of Class
------------------        -------------------------------------------------------       -------------------

PAUL H. GEITHNER, JR.     Retired President and Chief Administrative Officer,               46,059(5)
Age 70                    First Virginia, 1985-1995. Director, First Virginia
1984                      Life Insurance Company, 1988-2000. Director,
                          Ellicott Machine Corporation, Baltimore, Maryland.
                          Trustee, Bridgewater College, Bridgewater, Virginia.
                          Trustee and Secretary-Treasurer, Fairfax Symphony
                          Orchestra Foundation, and Director, Fairfax Symphony.
                          Trustee and Secretary-Treasurer, Dorothy Farnham
                          Feuer Foundation.

------------------------

(3) Includes 63,505 shares held in a revocable trust, 17,563 shares held by his spouse, and 2,593 shares held by a corporation of which Mr. Kendrick is a director and President.

(4) Ms. Banner purchased 300 shares of First Virginia Common Stock on January 2, 2001.

(5) Includes 37,691 shares held in a revocable trust and 7,097 shares held indirectly through his spouse's trust.

L. H. GINN, III           Partner, Ginn & Ginn, a real estate management                   22,003(6)
Age 67                    partnership in Richmond, Virginia, since 1987;
1978                      President, Lighting Affiliates, Inc., Richmond,
                          1975-2000; retired U.S. Army Reserve Major General.
                          Chairman of the Board, First Virginia Bank-Colonial,
                          Richmond. Vice Chairman, Westminster-Canterbury
                          Foundation, a foundation associated with a
                          retirement facility in Richmond; Trustee, Episcopal
                          Diocesan Homes, Richmond.  Chairman of the Board,
                          St. Margaret's School Foundation, Tappahanock,
                          Virginia.  Trustee, Church Schools in the Diocese of
                          Virginia, Episcopal Diocese of Virginia, Richmond;
                          Member, Board of Governors, Roslyn Management
                          Corporation, an Episcopal Conference Center in
                          Richmond.

EDWARD M. HOLLAND         Attorney-at-Law in Northern Virginia since 1966;                 24,500(7)
Age 61                    former Senator, Virginia General Assembly,
1974                      1972-1996.  Director, First Virginia Bank, Falls
                          Church.  Trustee, Chesapeake Bay Foundation.
                          Trustee, Vice President and Manager, Tidewater
                          Research Foundation, a private charitable foundation
                          supporting marine research and aquaculture,
                          Arlington, Virginia.  Member of Council, Virginia
                          Institute of Marine Science, Gloucester Point,
                          Virginia.

LYNDA S.                  Director (since 1987), President (since 1995) and                11,550(8)
VICKERS-SMITH             Treasurer (1995-2000), Snell Construction Corporation,
Age 53                    a privately held company headquartered in Arlington,
1999                      Virginia, which owns and operates commercial and
                          residential properties located in the Northern
                          Virginia area. Director (since 1997), Virginia
                          Management, Inc., a real estate management company
                          located in Arlington. Trustee (since 1996),
                          Flint Hill School, an independent school for grades
                          JK through 12 located in Oakton, Virginia.
                          Corporator, Northeastern University, Boston, since
                          1998.



------------------------

(6) Includes 441 shares held indirectly through his spouse's Individual Retirement Account and 2,382 shares held by a trust of which Mr. Ginn is trustee.

(7) Includes 9,500 shares held in two trusts in which he is the beneficiary and 5,000 shares held in a trust in which he is a co-trustee.

(8) Includes 11,250 shares held indirectly by a corporation in which Ms. Vickers-Smith is an officer and director (shared voting and investment power).

                                CLASS A DIRECTORS
                   (Serving until the Annual Meeting in 2003)


                                                                                    Common Stock
                                                                                    Beneficially Owned
                                                                                    December 31, 2000,
Name, Age and Year        Principal Occupation, Business Experience in Last         and Percentage
Became a Director         Five Years, Other Directorships                           of Class
------------------        ------------------------------------------------------    ------------------

BARRY J. FITZPATRICK      Chairman of the Board, President and Chief Executive         155,358(9)
Age 60                    Officer of First Virginia since 1995; Executive Vice
1995                      President, 1992-1995.  Chairman of the Board, First
                          Virginia Bank in Falls Church, and a director and
                          principal officer of numerous First Virginia
                          affiliated nonbanking companies since 1995.
                          Trustee, Marymount University, Arlington, Virginia.
                          Trustee, Virginia Foundation for Independent
                          Colleges, Richmond, Virginia.  Member, Executive
                          Advisory Board, Virginia Coalfield Economic
                          Development Authority.

LAWRENCE T. JENNINGS      Director (since 1983), President (1983 to 2000),               2,300(10)
Age 58                    Chairman of the Board (since 2001), and Chief
2000                      Executive Officer (since 1983) of L. F. Jennings,
                          Inc., a regional commercial building contractor
                          headquartered in Falls Church, Virginia.

W. LEE PHILLIPS, JR.      Professional engineer since 1959; former Chairman of          12,181(11)
Age 65                    the Board, Walter L. Phillips, Inc., engineers,
1985                      planners and surveyors, Falls Church, Virginia.
                          Partner, Talbot Investment Group.  Director, First
                          Virginia Bank, Falls Church.

ALBERT F. ZETTLEMOYER     Retired President, Government Systems Group of                 8,000
Age 66                    UNISYS Corporation in McLean, Virginia; retired
1978                      Executive Vice President, UNISYS Corporation.


       As of December 31, 2000, directors and executive officers as a group beneficially owned 1,319,422 shares of Common Stock, representing approximately 2.8% of those shares outstanding (including shares covered by options exercisable as of December 31, 2000 and sixty days thereafter), and 100 shares of Preferred Stock, representing less than one percent of those shares outstanding. Messrs. Breeden and Holland are members of or are associated with law firms which have been in the last two years, and are proposed in the future to be, retained by subsidiaries of First Virginia. Directors Breeden, Fitzpatrick, Geithner, Ginn, Holland, Jennings, Phillips, Vickers-Smith and Zalokar, as well as Jennifer S. Banner and Joseph W. Richmond, Jr., have been directors of various subsidiaries of First Virginia during the past five years. Ages of the directors are stated as of December 31, 2000. The total shares outstanding for the directors and executive officers as a group includes the shares held by one director who is not eligible for reelection this year and two senior advisory directors: Robert M. Rosenthal, Chairman and Chief Executive Officer, Rosenthal Automotive Organization, Elsie G. Gruver, a community and civic leader in Arlington, and Josiah P. Rowe, III, President and Publisher, The Free Lance-Star Publishing Co. of Fredericksburg, Va. As of December 31, 2000, Ms. Gruver owned 9,092 shares (which includes 1,350 shares held in her spouse's
IRA) of First Virginia Common Stock, Mr. Rosenthal owned 30,816 shares of First Virginia Common Stock, and Mr. Rowe owned 2,250 shares of First Virginia Common Stock and 100 shares of First Virginia Preferred Stock.


------------------------

(9) Includes options to purchase 57,714 shares of Common Stock which are exercisable as of December 31, 2000, and within sixty days thereafter.

(10) Includes 2,000 shares held by a trust of which Mr. Jennings is the sole trustee.

(11) Includes 4,500 shares held by a trust of which Mr. Phillips is a trustee.

                BENEFICIAL OWNERSHIP OF NAMED EXECUTIVE OFFICERS

       The following table sets forth the shares of First Virginia Common Stock beneficially owned by the named executive officers as of December 31, 2000.

                                           Number of Shares of Common Stock
              Name of Officer              of First Virginia  Beneficially Owned*
              -------------------------------------------------------------------

              Barry J. Fitzpatrick                         155,358

              Shirley C. Beavers, Jr.                       79,073

              Richard F. Bowman                             51,448

              Raymond E. Brann, Jr.                         71,688

              Thomas P. Jennings                            32,736


* The amounts shown represent the total shares owned beneficially by such individuals as of December 31, 2000 together with shares which are issuable upon the exercise of all stock options that are exercisable. Specifically, the following individuals have stock options that are exercisable as of December 31, 2000 (and sixty days thereafter), which give them the right to acquire the shares indicated after their name upon the exercise of those options: Mr. Fitzpatrick, 57,714; Mr. Beavers, 53,413; Mr. Bowman, 24,500; Mr. Brann, 35,250; and Mr. Jennings, 10,700. None of the named executive officers owned as much as 1.0% of First Virginia Common Stock.


                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

       First Virginia's Board of Directors has a standing Audit Committee, Director Nominating Committee, Management Compensation and Benefits Committee, Public Policy Committee, and Executive Committee.

       The Audit Committee, comprised of Directors Breeden, Giordano, Gruver, Kendrick, and Phillips, held four meetings during 2000. Director Gruver was not eligible for reappointment to the Committee on April 28, 2000, and Mr. Giordano was not reappointed to the Committee on the same date. The members of the Audit Committee are independent as defined by the rules of the New York Stock Exchange. A copy of the Audit Committee Charter, which sets forth the functions and responsibilities of the Committee, is included in this Proxy Statement as Exhibit A. The Report of the Audit Committee appears in this Proxy Statement on page 18.

       The Director Nominating Committee, comprised of Directors Zalokar, Fitzpatrick, Ginn, Giordano, Jennings, and Vickers-Smith, held one meeting in 2000. The functions of the Committee include annually recommending to the Board the names of persons to be considered for nomination and election by First Virginia's stockholders and, as necessary, recommending to the Board the names of persons to be appointed to the Board between annual meetings.

       The Management Compensation and Benefits Committee, comprised of Directors Zettlemoyer, Holland, Kendrick, Phillips, and Rosenthal, held one meeting in 2000. The Committee has the authority to establish the level of compensation (including bonuses) and benefits of management of First Virginia. In addition, the Committee has authority to award long-term incentive compensation, e.g., stock options, to First Virginia's management based on such factors as individual and corporate performance.

       The Public Policy Committee, comprised of Directors Vickers-Smith, Breeden, Fitzpatrick, Geithner, Jennings, and Zalokar, met two times during 2000. This Committee oversees First Virginia's contributions and matching gifts programs. The Committee also monitors the affirmative action and equal employment programs.

       The Executive Committee, comprised of Directors Zalokar, Breeden, Fitzpatrick, Geithner, Ginn, Holland, and Zettlemoyer, held five meetings in 2000. The Committee exercises all of the powers of the Board of Directors when the Board is not in session, except for those powers reserved for the Board under state law and by First Virginia's Articles of Incorporation and Bylaws.

       During 2000, there were six meetings of the Board of Directors. All incumbent directors attended more than 75% of the aggregate total number of meetings of the Board and committees of the Board on which they served, except Mr. Rosenthal.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires First Virginia's directors and executive officers to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by SEC regulation to furnish First Virginia with copies of all Section 16(a) forms they file.

       Based on a review of the forms that were filed and written representations from the directors and executive officers, First Virginia believes that during the year 2000, all filing requirements applicable to its directors and officers were met on time, with the exception of two transactions by director Holland and one transaction by director Giordano. In the case of Mr. Holland, two 1999 transactions involving the sale of stock were reported late to the SEC on a Form 4. In the case of Mr. Giordano, one transaction during 1998 for the sale of stock was also reported late on a Form 4. Mr. Giordano passed away on January 17, 2001.


                             EXECUTIVE COMPENSATION

       The Summary Compensation Table on the next page shows the annual compensation for the last three fiscal years for First Virginia's Chief Executive Officer and for the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term
                                           Annual Compensation                        Compensation
                                           -------------------                        ------------

(a)                                (b)      (c)         (d)         (e)             (f)          (g)

                                                                    Other
                                                                    Annual          Options/     All Other
Name and                                                            Compensa-       SARs         Compen-
Principal                                   Salary      Bonus       tion            Awarded      sation
Position                           Year     ($)(1)      ($)(2)      ($)(3)          (#)(4)       ($)(5)
---------                          ----     ------      ------      ---------       --------     ---------

Barry J. Fitzpatrick               2000     690,000     450,692      4,165          30,000       75,407
Chairman, President and            1999     660,000     455,265      4,286          30,000       73,519
Chief Executive Officer            1998     630,000     222,360      3,860          25,000       61,877
of First Virginia


Shirley C. Beavers, Jr.            2000     291,000     196,418      4,791          15,000       39,136
Senior Executive Vice President    1999     278,500     197,764      4,599          15,000       33,313
of First Virginia and              1998     266,000      86,435      3,924          12,500       34,688
Vice Chairman of
First Virginia Services, Inc.


Richard F. Bowman                  2000     258,500     194,592      4,703          15,000       34,362
Executive Vice President,          1999     233,000     196,338      4,799          15,000       19,908
Treasurer                          1998     208,000      84,894      3,724          12,500       20,935
and Chief Financial Officer
of First Virginia


Raymond E. Brann, Jr.              2000     236,500     193,831      4,189          15,000       69,417
Executive Vice President           1999     225,500     195,373      3,989          15,000       63,249
of First Virginia                  1998     214,500      84,640      5,531          12,500       64,310


Thomas P. Jennings                 2000     178,500      31,616          0             0         15,126
Senior Vice President and          1999     171,600      32,829        320           6,500       14,560
General Counsel                    1998     164,100      30,313        787           6,500       14,602


              (1) The Salary column (c) includes the base salary earned by the executive officer, which includes amounts that are deferred under the First Virginia Banks, Inc. Employees Thrift Plan, the First Virginia Thrift Restoration and Deferred Compensation Plan and the First Virginia Pre-Tax Health Benefit Plan.

              (2) The Bonus column (d) includes the amounts earned as a bonus for that year even if paid in the following year. It also includes amounts earned for that year under the First Virginia Banks, Inc. Profit Sharing Plan.

              (3) The Other Annual Compensation column (e) includes the amount of taxes paid by First Virginia for certain benefits.

              (4) Column (f) includes the number of stock options that were granted in 2000.

              (5) The All Other Compensation column (g) includes the amount paid by the employer under the First Virginia Banks, Inc. Employees Thrift Plan which, for each of the named officers, was $7,650. It also includes the amounts paid by the employer under the First Virginia Thrift Restoration and Deferred Compensation Plan. This plan provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. For 2000 these amounts were: for Mr. Fitzpatrick, $43,887; Mr. Beavers, $14,355; Mr. Bowman, $21,154; Mr. Brann, $11,795; and Mr.
       Jennings, $1,905. It also includes the premium amounts paid by the employer under the First Virginia Split Dollar Life Insurance Plan. For 2000 these amounts were: for Mr. Fitzpatrick, $20,920; Mr. Beavers, $14,146; Mr. Bowman, $4,982; Mr. Brann, $43,435; and Mr. Jennings,
       $4,215. It also includes the above-market" earnings on deferred compensation earned during 2000. These amounts were: for Mr. Fitzpatrick, $2,950; Mr. Beavers, $2,985; Mr. Bowman, $576; Mr. Brann, $6,537; and Mr.
       Jennings, $1,356.

                             STOCK INCENTIVE PROGRAM

       The following table shows for each of the named executive officers (1) the number of stock options that were granted during 2000, (2) out of the total number of options granted to all employees, the percentage granted to the named executive officer, (3) the exercise price, (4) the expiration date, and (5) the potential realizable value of the options, assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term, at annualized rates of 5% and 10%. No freestanding or tandem SARs were granted in 2000.

                           STOCK OPTION GRANTS IN 2000

                                      Percent of
                         Number of    Total                                Potential Realizable
                         Securities   Options                              Value at Assumed
                         Underlying   Granted to   Exercise                Annual Rates of Stock
                         Options      Employees    or Base                 Price Appreciation for
                         Granted      in Fiscal    Price      Expiration   Option Term
         Name            (# Shs.)(1)  Year (2)     ($/Sh.)    Date         5% ($)     10% ($)
         ----            -----------  ----------   ---------  -----------  ------     -------

Barry J. Fitzpatrick     30,000       20.62%       45.4375    12/19/2010   857,262    2,172,470

Shirley C. Beavers, Jr.  15,000       10.31%       45.4375    12/19/2010   428,631    1,086,235

Richard F. Bowman        15,000       10.31%       45.4375    12/19/2010   428,631    1,086,235

Raymond E. Brann, Jr.    15,000       10.31%       45.4375    12/19/2010   428,631    1,086,235

Thomas P. Jennings           --          --           --           --          --           --

       (1) Options granted to the named executive officers in 2000 vest over a five-year period, except for Mr. Brann, whose options vest over a four-year period since he will reach age 65 in 2004. All of the options that were granted in 2000 include a provision that would accelerate the vesting of the options upon a "change in control" of First Virginia. For an explanation of the "change in control" provision, see "Directors Compensation, Consulting Arrangements and Plans Which Include Change in Control Arrangements."

       (2) Options to purchase 145,500 shares of First Virginia Common Stock were granted to employees during 2000. No freestanding SARs were granted in 2000 to employees, and none of the options that were granted had any tandem SARs.

       The following table on the next page shows for each of the named executive officers the number of shares of First Virginia Common Stock acquired upon the exercise of stock options and stock appreciation rights during 2000, the value realized upon their exercise, the number of unexercised stock options and SARs at the end of 2000, and the value of unexercised "in-the-money" stock options at the end of 2000. Stock options are considered "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option. Some of the stock options which were granted to First Virginia's executive officers include a provision that would accelerate the vesting of the options upon a "change in control" of First Virginia.

                  AGGREGATED OPTIONS/SAR EXERCISES IN 2000 AND
                                 YEAREND OPTIONS

                                                             Number of        Value of Unexercised
                                                             Unexercised      In-the-Money
                                                             Options at       Options at
                        Shares                               Yearend (#)      Yearend ($)
                        Acquired on                          Exercisable/     Exercisable/
        Name            Exercise(#)     Value Realized ($)   Unexercisable    Unexercisable
        ----            -------------   ------------------   --------------   --------------------

Barry J. Fitzpatrick       11,582            137,488         42,714/99,000    330,756/474,500

Shirley C. Beavers, Jr.     7,915            235,856         47,413/48,000    879,069/207,125

Richard F. Bowman          18,400            339,352         18,500/48,000    108,000/207,125

Raymond E. Brann, Jr.      10,950            329,307         29,250/48,000    365,319/207,125

Thomas P. Jennings          1,300             19,444          8,150/15,400    36,538/71,612


             PENSION AND THRIFT PLANS AND SUPPLEMENTAL ARRANGEMENTS

       The following table shows the estimated annual benefit payable upon retirement (assuming retiree elected single life only) under the First Virginia Pension Trust Plan and under the First Virginia Supplemental Pension Trust Plan based on specified remuneration and years of credited service classifications, assuming a participant retired on December 31, 2000, at age 65. Credited service in excess of thirty years is not taken into account in determining benefits under either plan.

          ANNUAL BENEFITS UNDER FIRST VIRGINIA'S PENSION TRUST PLAN AND
               THE FIRST VIRGINIA SUPPLEMENTAL PENSION TRUST PLAN

Average
Annual Pay       10 Years        15 Years       20 Years        25 Years        30 Years
for Highest         of              of             of              of              of
Five Years       Service         Service        Service         Service         Service
-----------      --------        --------       -------         -------         -------

$   200,000      $ 30,245        $ 45,368       $  60,490       $  75,613       $ 90,735

$   300,000      $ 46,245        $ 69,368       $  92,490       $115,613        $138,735

$   400,000      $ 62,245        $ 93,368       $124,490        $155,613        $186,735

$   500,000      $ 78,245        $117,368       $156,490        $195,613        $234,735

$   600,000      $ 94,245        $141,368       $188,490        $235,613        $282,735

$   700,000      $110,245        $165,368       $220,490        $275,613        $330,735

$   800,000      $126,245        $189,368       $252,490        $315,613        $378,735

$   900,000      $142,245        $213,368       $284,490        $355,613        $426,735

$ 1,000,000      $158,245        $237,368       $316,490        $395,613        $474,735

       Under the First Virginia Pension Trust Plan, a participant retiring at age 65 with 30 years of credited service under the Plan will receive a maximum annual pension benefit equal to 1.1% of average annual pay multiplied by 30 years of credited service plus 0.5% of average annual pay in excess of covered compensation multiplied by 30 years of credited service. The calculation of "average annual pay" is based on annual compensation for the highest five consecutive years out of the participant's final 10 years of service. "Covered compensation" is calculated by multiplying the annual average of Social Security taxable wage base in effect for the 35 years ending with the last day of the year in which the participant attains Social Security retirement age. First Virginia also has the First Virginia Supplemental Pension Trust Plan for certain key employees which provides for the payment of supplemental pension benefits as a result of the IRS restrictions on benefits under the First Virginia Pension Trust Plan. All of the named executive officers (except for Mr. Fitzpatrick who would receive benefits at retirement under a separate Supplemental Compensation Agreement) participate in the Supplemental Pension Trust Plan.

       Remuneration or earnings determining pension benefits under both the Pension Trust Plan and the Supplemental Pension Trust Plan includes salaries and bonuses (which are listed in the Summary Compensation Table) and any other taxable compensation. Compensation resulting from the exercise of nonqualified options, SARs, and deferred compensation are excluded from the computation of benefits under both plans. For purposes of determining benefits under the Pension Trust Plan, each of the named executives had the following years of service as of December 31, 2000 (30 years is the maximum): Mr. Fitzpatrick, 30 years; Mr. Beavers, 30 years; Mr. Bowman, 25.5 years; Mr. Brann, 30 years; and Mr. Jennings, 22.8 years. If a participant retired on December 31, 2000, at age 65, the participant would receive the pension benefits as determined by using the Summary Compensation and Pension Tables shown above in conjunction with the formula described in the previous paragraph.

       Mr. Fitzpatrick's Supplemental Compensation Agreement ("Agreement") provides him with supplemental retirement benefits in addition to those pension benefits he would receive from the First Virginia Pension Trust Plan. Under the Agreement, if he resigns, retires or leaves First Virginia for any reason, he is entitled to receive for the rest of his life, supplemental compensation equal to sixty percent of the average of his highest five years of annual salary and bonus, reduced by the amount he would receive under the First Virginia Pension Trust Plan. Highest annual salary includes salary and bonus and any profit sharing payments received under the First Virginia Profit Sharing Plan but does not include any other form of compensation that is not salary or bonuses, such as compensation arising from the exercise of SARs and nonqualified options. To avoid a possible doubling up of benefits from this Agreement and a separate Employment Agreement (see below), payments to Mr. Fitzpatrick pursuant to his Agreement would be delayed for three years upon a change of control. Should Mr. Fitzpatrick die, his spouse would be entitled to one-half of his total annual benefit for the rest of her life. Under his Agreement, once benefits begin to be paid, Mr. Fitzpatrick is to remain available to provide consulting and advisory services if he is physically and mentally capable of doing so. Furthermore, his benefits are forfeitable under certain circumstances.

       Messrs. Fitzpatrick, Beavers, Bowman, Brann, and Jennings have entered into employment agreements with First Virginia which provide for their continued employment for a three-year period following the date on which a "change of control" takes place (the "Employment Period"). These agreements require First Virginia (or any successor corporation) to employ the executive during the Employment Period following a change of control in a position with authority, duties and responsibilities at least commensurate to what the executive had prior to a change of control, and at compensation levels (including benefits) at least equal to what the executive was making prior to the change of control. If, during the first year of his Employment Period, the executive is terminated other than for "cause" or "disability" or the executive terminates his employment for "good reason" (as those terms are defined under the employment agreements), then First Virginia (or its successor) would pay the executive a lump sum equal to 2.99 times the sum of his annual base salary and bonus. If, during the second or third year of his Employment Period, the executive is terminated other than for cause or disability or terminates his employment for good reason, then First Virginia or its successor would pay the executive a lump sum equal to two times the sum of his annual base salary and bonus. During a thirty-day period after the first year, the executive could terminate his employment for any reason and receive two times the sum of his annual base salary and bonus. Furthermore, if any payments made under the agreements subject the executive to excise taxes under Internal Revenue Code Section 4999, such payments would be "grossed up" to put the executive in the same after-tax position as if no excise taxes had been imposed.

       Executive officers are eligible to participate in the First Virginia Banks, Inc. Employees' Thrift Plan ("Thrift Plan"). Under the Thrift Plan, employees of First Virginia and its subsidiaries who have completed one year of service can contribute up to six percent of their compensation and receive matching employer contributions equal to 50% of their employee contributions. Employees also can contribute up to an additional six percent of their compensation without receiving a matching contribution. For the years when First Virginia meets an earnings test under the Thrift Plan, employees can receive matching contributions equal to 75% of employee contributions. The Thrift Plan complies with Section 401(k) of the Internal Revenue Code so that employee contributions can be made on a pretax basis. Employees can direct the investment of their contributions and the matching employer contributions into one or more of three funds that are administered by the Trust and Asset Management Services Department of First Virginia Bank. Reference is made to footnote 5 of the Summary Compensation Table for the amount of contributions made on behalf of the named executive officers under the Thrift Plan.

       First Virginia also maintains a First Virginia Thrift Restoration and Deferred Compensation Plan which provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. Under the First Virginia Thrift Restoration and Deferred Compensation Plan, executive officers can continue to make pretax contributions in excess of the IRS limits imposed on the Thrift Plan and receive matching contributions from First Virginia identical to what they would have received if they were in the Thrift Plan and there were no limitations on contributions. Reference is made to Footnote 5 of the Summary Compensation Table for the amount of the employer contributions made on behalf of the named executive officers under the First Virginia Thrift Restoration and Deferred Compensation Plan.


                 DIRECTORS COMPENSATION, CONSULTING ARRANGEMENTS
             AND PLANS WHICH INCLUDE CHANGE IN CONTROL ARRANGEMENTS

       In 2001 directors of First Virginia who are not salaried officers will be paid an annual retainer of $15,000 per year and a fee of $1,000 for each meeting of the Board of Directors attended. Committee chairmen will receive $875 for each committee meeting they chair and other Committee members will receive $750 for each committee meeting they attend. Directors are reimbursed for out-of-town expenses incurred in connection with attendance at Board and Committee meetings. Under the Bylaws, the Chairman may also meet with one or more directors without calling a meeting of the Board or any committee thereof, and the directors may receive the established committee meeting fees for such a meeting and be reimbursed for their expenses.

       During 2000, Thomas K. Malone, Jr., former Chairman and Chief Executive Officer of First Virginia, was paid $139,292, under a supplemental compensation agreement, in addition to the amount he received from the First Virginia Pension Trust Plan and the fees he received as Director Emeritus for attending Board meetings. When requested, Mr. Malone is required to provide consulting services under his supplemental compensation agreement. Also, during 2000, Robert H. Zalokar, former Chairman and Chief Executive Officer of First Virginia, and Paul
H. Geithner, Jr., former President and Chief Administrative Officer of First Virginia, were paid $521,316 and $282,527, respectively, under supplemental compensation agreements, in addition to amounts they received from the First Virginia Pension Trust Plan and their director fees. When requested, both Zalokar and Geithner are required to provide consulting services under their supplemental compensation agreements. First Virginia paid country club membership fees for Zalokar and Malone of $1,595 and $1,749, respectively, during 2000. During 2000, Virginia H. Brown, formerly Virginia H. Beeton, received $71,000 pursuant to her former spouse's Supplemental Retirement Agreement with First Virginia, in addition to what she received from the First Virginia Pension Trust Plan. Her former spouse, Ralph A. Beeton, who is now deceased, was Chairman and Chief Executive Officer of First Virginia.

       First Virginia also has two key employee salary reduction deferred compensation plans, one of which began in 1983 and the other in 1986, and three directors' deferred compensation plans, two of which also began in 1983 and 1986, and the other which began in 1998 ("Deferred Compensation Plans"). Under the 1983 and 1986 Deferred Compensation Plans, participants elect to defer some or all of their compensation from First Virginia, and First Virginia agrees to pay at normal retirement age or earlier (or to participant's beneficiary or estate on participant's death) a sum substantially in excess of what each participant has deferred. To fund the benefits under the 1983 and 1986 Deferred Compensation Plans, First Virginia has purchased life insurance policies on the lives of the participants, with First Virginia as the beneficiary. For the period ending December 31, 2000, none of the named executive officers of First Virginia deferred any compensation under the Deferred Compensation Plans. Under the 1998 Directors Deferred Compensation Plan, directors may defer their fees and receive earnings on those deferrals at the distribution date, the amount of which depends on the investment they choose.

       The 1983 Deferred Compensation Plans include a provision regarding "change in control." If there is a "change in control" of First Virginia, and a director is terminated under the directors' plan, or in the case of the employee plan, an employee is terminated "without cause" or the employee terminates his/her employment for "good reason," as those terms are defined under the employee plan, then the director or employee, as the case may be, becomes entitled to receive his/her benefits under the 1983 Deferred Compensation Plans at retirement, notwithstanding the fact that his/her affiliation with First Virginia has terminated.

       First Virginia has a Split Dollar Life Insurance Plan ("Split Dollar Plan") which currently includes all executive employees of First Virginia including those named in the Summary Compensation Table. Under the Split Dollar Plan, an executive can purchase ordinary life insurance policies with coverage of at least two times what is projected to be the executive's base salary at retirement, up to a limit of $1,000,000. A portion of the premiums will be loaned to the executives by First Virginia up to the later of ten years or the executive's retirement date. At the end of this period, if assumptions about mortality, dividends and other factors are realized, First Virginia will recover all of its loans for premiums from the cash value of the policy. The policy will then be transferred to the executive, who will pay all further premiums, if any, under the policy. Executives who participate in the Split Dollar Plan forego any insurance coverage over $50,000 under the First Virginia Group Life Insurance Plan. The Split Dollar Plan includes a "change in control" provision which allows the executive to terminate the policy upon such an event.

       First Virginia's Board of Directors approved in 1992 the establishment of a trust with Chemical Bank (now The Chase Manhattan Bank) as the trustee to partially secure the benefits of some of First Virginia's nonqualified compensation plans, including the Deferred Compensation Plans and the First Virginia Thrift Restoration and Deferred Compensation Plan, in case of a change in control. Under the trust agreement establishing the trust, if a "change in control" takes place, the trustee would pay the benefits under the covered compensation plans out of the trust assets that have been contributed to the trust by First Virginia, if First Virginia or its successor refused to pay the benefits. The trust is considered a "grantor trust" subject to the claims of First Virginia's general creditors. For accounting purposes, the trust assets are considered corporate assets and, therefore, no balance sheet impact to First Virginia resulted from the establishment of the trust. The trust agreement does not include a provision which would accelerate the vesting or payment of any of the benefits under the covered compensation plans in case of a change in control.

       The 1983 Deferred Compensation Plans, the Split Dollar Plan, the above-described trust agreement with The Chase Manhattan Bank, Mr. Fitzpatrick's Supplemental Compensation Agreement, certain stock option agreements, and the above-described employment agreements all include change in control provisions. Under this definition, a change in control means: (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of First Virginia Common Stock or (ii) the combined voting power of the then outstanding voting securities of First Virginia entitled to vote generally in the election of directors (the "Outstanding First Virginia Voting Securities"); provided, however, that any acquisition directly from or by First Virginia or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by First Virginia or an affiliated company or any acquisition by a company pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of (c) below would be excluded; or (b) individuals who, as of the date when the change in control provisions were adopted, constitute the Board (the "Incumbent Board") of First Virginia, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by First Virginia's shareholders, was approved by vote of at least a majority of the directors then comprising the Incumbent

Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of First Virginia (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding First Virginia Common Stock and Outstanding First Virginia Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns First Virginia or all or substantially all of First Virginia's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding First Virginia Common Stock and the outstanding First Virginia Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of First Virginia or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or (d) approval by the shareholders of First Virginia of a complete liquidation or dissolution of First Virginia.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The current members of First Virginia's Management Compensation and Benefits Committee are Edward M. Holland, Eric C. Kendrick, W. Lee Phillips, Jr., Robert M. Rosenthal and Albert F. Zettlemoyer. Edward M. Holland is the son of Edwin T. Holland, the founder and former Chairman and Chief Executive Officer of First Virginia. As noted above, Edward M. Holland's sister, Virginia H. Brown, receives a benefit pursuant to her former spouse's Supplemental Retirement Agreement with First Virginia. Albert F. Zettlemoyer's daughter is an officer of First Virginia Insurance Services, Inc., a subsidiary of First Virginia. None of the members of the Management Compensation and Benefits Committee served as members of the compensation committees of another entity. No executive officer of First Virginia served as a director of another entity that had an executive officer serving on First Virginia's compensation committee. No executive officer of First Virginia served as a member of the compensation committee of another entity which had an executive officer who served as a director of First Virginia.


                 MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE
                       REPORT CONCERNING FIRST VIRGINIA'S
                          EXECUTIVE COMPENSATION POLICY

       The Management Compensation and Benefits Committee (the "Committee") of the Board of Directors establishes the policy for the compensation of the executive officers of First Virginia. It is also responsible for administering most of First Virginia's executive compensation programs. The Committee is composed entirely of outside directors who are not eligible, with the exception of the directors' deferred compensation plans, to participate in the plans over which it has authority.

       The overall goal of First Virginia's compensation policy is to motivate, reward, and retain its key executive officers. The Committee believes this should be accomplished through an appropriate combination of competitive base salaries and, at times, both short-term and long-term incentives.

       The primary components of First Virginia's executive compensation program are base salaries, bonuses, (e.g., short-term compensation), and equity compensation (e.g., long-term compensation). Executive officers also participate in other broad-based employee compensation and benefit programs. In its determination of executive compensation, the Committee noted the potential effect of the one million dollar deduction limitation under Section 162(m) of the Internal Revenue Code but declined to alter its policy in determining executive compensation to meet the requirements for deductibility under Section 162(m) because the amount of compensation affected is not material.


BASE SALARY

       The Committee's policy for determining base salaries is based on two primary factors:

       (1) the degree of responsibility, experience, and the number of years the executive officer has been in office; and

       (2) the compensation levels of corresponding positions at other banking companies of comparable size as First Virginia. This "Local Peer Group" of companies consists of Compass Bancshares based in Alabama, Hibernia Corporation based in Louisiana, Mercantile Bankshares Corporation and Allfirst Financial, Inc. based in Maryland, First Tennessee National Corporation and National Commerce Bancorp based in Tennessee, and Centura Banks, Inc. based in North Carolina. Base salaries are targeted to be the median salaries of corresponding positions in the "Local Peer Group". For 2000, Mr. Fitzpatrick's base salary was $690,000 which was 95.2% of the median for salaries paid to his counterparts in the "Local Peer Group".

SHORT-TERM INCENTIVES/BONUSES

       The Committee grants bonuses to the executive officers and CEO based on the extent to which First Virginia achieves or exceeds annual performance objectives. The Compensation Committee may award bonuses to the CEO and to the executive officers if First Virginia achieves a return on total average assets
(ROA) of at least 1% (the same basis for determining payments of profit sharing to all employees). ROA generally is considered by the Committee to be the most important single factor in measuring the performance of a banking company, and achievement of a 1% ROA generally is considered by the Committee to be the minimum for a good performing banking company.

       Bonus awards are based on the following:

       (a) The Committee establishes target amounts each year for return on average assets ("ROA"), return on total stockholders' equity ("ROE"), asset quality, and capital strength consistent with First Virginia's Profit Plan target amounts. Up to 50% of an executive's salary may be awarded if the corporation achieves an ROA equivalent to 80% or more of the ROA target amount for the year. For the chief executive officer, First Virginia would also have to achieve 80% of targeted amounts for the ROE, asset quality as determined by the ratio of nonperforming assets to total loans (NPA ratio) and net loan charge-offs (CO ratio), and capital strength based on the average equity-to-asset ratio (Equity/Asset ratio) and the Tier I risk-based capital ratio; and/or

       (b) Up to 30% of an executive's salary may be awarded based on the degree to which First Virginia's earnings, asset quality, and capital ratios exceed the average for the other major banking companies based in the Southeast, the "Southern Regional Peer Group," as compiled by Keefe, Bruyette and Woods, a New York securities firm which specializes in the banking and thrift industry; and/or

       (c) Up to 20% of an executive's salary may be awarded at the discretion of the Committee based on an individual executive's performance.

       Within the above parameters, prior to the beginning of each year, the Committee establishes for the CEO a target bonus which is based on a projected return on assets for First Virginia. At the end of the year, the Committee considers a preliminary bonus after taking into account the target bonus, First Virginia's actual return on assets for the year, and a formula which is based on a set relationship between the actual versus the projected return on assets.

       The Committee then exercises its judgment in light of the foregoing parameters and other considerations, including the Committee's view of individual performance and potential and the recommendations of the CEO for the executive officers (other than himself), to reach a bonus decision for each executive officer and for the CEO. The Committee does not use a formula to determine a final bonus decision. Among other things, Mr. Fitzpatrick's bonus reflected First Virginia's success in achieving a 1.47% return on assets (for the first nine months) and the other above-described results. Consistent with the Committee's avoidance of a strict formula approach, no specific weighing among the above 50%, 30% and 20% factors was specified. The Committee believes that the use of the above approach provides a flexible yet effective method of motivating First Virginia's management.

       Listed below are the annualized ratios for First Virginia and the Southern Regional Peer Group based on results for the first nine months of 2000, the latest data available to the Committee at the time the incentive awards were considered.

                                 First Virginia

                             Profit Plan
                             or Target                                  KBW Southern
                             Amount                Actual               Regional Peer Group
                             ------                ------               -------------------

Earnings (Higher is better)
        ROA                   1.49%                 1.47%                1.22%
        ROE                  14.00%                14.00%               15.16%

Asset Quality (Lower is
 better)
        NPA                     40%                  .29%                 .56%
        CO                     .20%                  .14%                 .29%

Capital (Higher is better)
 Equity/Asset Ratio          10.05%                10.32%                8.19%
 Tier I Risk Based           10.00%                11.95%               10.32%
      Capital

       First Virginia's actual results were greater than 80% of the profit plan or target amount in every category and exceeded the Regional Peer Group in every category except ROE. For that reason, the Committee awarded Mr. Fitzpatrick a bonus of $425,000.

LONG-TERM COMPENSATION/STOCK OPTIONS

       The Committee believes that the granting of stock options is the most appropriate form of long-term compensation for executives and that such awards of equity encourage the executive to achieve a significant ownership stake in the success of First Virginia.

       At the end of 2000, the Committee granted options covering a total of 145,500 shares of First Virginia Common Stock at $45.4375 per share to the CEO and to certain officers. Most options that were awarded by the Committee vest over a five-year period in equal annual installments. Those optionees who are expected to retire in the next few years were awarded options that vest over a period that ends shortly before their anticipated retirement.

       The size of each option award was not based on a formula and did not necessarily correlate to the degree by which First Virginia's results exceeded those of its Local Peer Group or the amount of each executive's current stock-based holdings. Instead, the size of each award was based on a number of factors, some of which were subjective, including the performances of the CEO and each executive officer and the degree of responsibility each executive officer has with First Virginia. Mr. Fitzpatrick received options covering 30,000 shares. The size of his grant was primarily based on the performance of First Virginia as described above.

       Edward M. Holland
       Eric C. Kendrick
       W. Lee Phillips, Jr.
       Robert M. Rosenthal
       Albert F. Zettlemoyer

                   REPORT OF FIRST VIRGINIA'S AUDIT COMMITTEE

       The First Virginia Audit Committee reviews First Virginia's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. First Virginia's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. A full description of the Audit Committee's primary responsibilities, operating principles, and relationship with the independent auditors is contained in the Audit Committee Charter, which is attached to this proxy statement as Exhibit A.

       In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the 2000 audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Audit Committee has determined that the nonaudit services provided to the Company by the independent auditors are compatible with the auditors' independence.

       In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in First Virginia's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

       For the year ended December 31, 2000, the Audit Committee was composed of Messrs. Breeden, Kendrick and Phillips, each of whom is "independent" under the New York Stock Exchange's Listing standards. During 2000, the Audit Committee met four times.

       Edward L. Breeden, III
       Eric C. Kendrick
       W. Lee Phillips, Jr.

AUDIT FEES

       The aggregate fees billed for professional services rendered by KPMG LLP for its audit of First Virginia's annual financial statements for the year ended December 31, 2000 and for its reviews of unaudited quarterly financial statements contained in the reports on Form 10-Q filed by First Virginia during the year amounted to $305,000.

ALL OTHER FEES

       The aggregate fees billed for all services rendered by KPMG LLP other than the Audit Fees described above, during the year ended December 31, 2000 amounted to $517,372. KPMG LLP did not provide any financial systems design or implementation services during the year.

                                PERFORMANCE GRAPH

       The following performance chart compares the yearly percentage change in First Virginia's cumulative total shareholder return on its Common Stock with
(1) the cumulative total return of a broad market index that includes companies whose equity securities are traded on the same exchange or are of comparable market capitalization and (2) the cumulative total return of a published industry or line-of-business index.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 First Virginia Banks, Inc., S&P MidCap 400 and
                    KBW 50 Index (with dividends reinvested)

                             First Virginia        S&P 400
                             Banks, Inc.           Mid Cap       KBW 50
                             --------------        -------       ------


               1995          100                   100           100

               1996          119                   119           141

               1997          197                   158           207

               1998          183                   188           224

               1999          173                   215           216

               2000          200                   253           260



       First Virginia believes the most appropriate equity market indices to be used to measure the price performance of First Virginia's Common Stock are the "S&P MidCap 400" and the "KBW 50." First Virginia is included as a component of the S&P MidCap 400.

       The Standard & Poor's MidCap 400 is comprised of 400 securities with market value between approximately $200 million and $4 billion. First Virginia considers it more representative of companies its size (year-end 2000 market capitalization of approximately $2.215 billion) than the S&P 500 index which is heavily dominated by large capitalization stocks (the 50 largest stocks account for 50% of the total value of the S&P 500). Also, financial stocks represent approximately 15% of the S&P MidCap 400 index.

       The KBW 50 is an index comprised of 50 banking companies, including all the money center banks and most large regional banks. It was developed by Keefe, Bruyette & Woods, a New York securities firm which specializes in the banking and thrift industry. The KBW 50 is considered more representative of price performance of the major banking companies in the United States. As is the case with the S&P MidCap 400 index, the KBW 50 is a market capitalization weighted index and assumes quarterly reinvestment of dividends.

       As indicated in the Management Compensation and Benefits Committee Report above, return on average assets (ROA) is an important factor for determining First Virginia's performance and for determining short-term and long-term compensation for First Virginia's executive officers. The following chart compares First Virginia's ROA during the period 1996-2000 with the KBW Southern Regional Peer Group and with a local peer group consisting of Compass Bancshares, Hibernia Corporation, Mercantile Bankshares Corporation, First Tennessee National Corporation, Allfirst Financial Inc., National Commerce Bancorp and Centura Banks, Inc. As noted in the Management Compensation and Benefits Committee Report, the Compensation Committee compared First Virginia's ROA with both these groups as part of their evaluation of executive compensation.



                     COMPARISON OF RETURN ON AVERAGE ASSETS
                  First Virginia Banks, Inc., Southern Regional
                              and Local Peer Groups

                                                   Southern
                             First Virginia        Regional             Local
                             Banks, Inc.           Peer Group           Peer Group
                             --------------        ----------           ----------

               1996          1.43                  1.27                 1.34

               1997          1.44                  1.30                 1.35

               1998          1.40                  1.22                 1.43

               1999          1.59                  1.24                 1.42

               2000          1.51                  1.17                 1.23



                          TRANSACTIONS WITH MANAGEMENT

       During the past year, certain of the directors and officers of First Virginia and their associates had loans outstanding from First Virginia's banking subsidiaries. Each of these loans was made in the ordinary course of the lending bank's business. In some cases, where officers of First Virginia or its subsidiaries had to be relocated, residential mortgage loans were made by First Virginia at favorable interest rates. None of the named executive officers had any below-market-rate loans from First Virginia and none of them had any loans from any of First Virginia's banking subsidiaries at favorable interest rates. All other loans have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2000, the aggregate amount of loans outstanding to all directors and executive officers of First Virginia and associates and members of their immediate families was approximately $89,717,000.

                     II. APPOINTMENT OF INDEPENDENT AUDITORS

       On February 28, 2001, upon recommendation of First Virginia's Audit Committee, the Board of Directors appointed the accounting firm KPMG LLP as independent auditors for the year ending December 31, 2001.

       At the Annual Meeting, a vote will be taken on a proposal to ratify the appointment by the Board of Directors of KPMG LLP as independent auditors for the year ending December 31, 2001. Ratification will require the affirmative vote of the holders of a majority of shares of Common and Preferred Stock present or represented by properly completed proxies at the meeting, provided a quorum is present and a majority of the outstanding shares of Common and Preferred Stock vote on the matter. Abstentions and broker nonvotes will be included in determining the number of votes present or represented at the meeting with respect to determining a quorum. Broker nonvotes will not be included among those that vote on the matter. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

       On February 24, 1999, First Virginia's Audit Committee approved, and First Virginia's Board of Directors ratified, the appointment of the accounting firm KPMG LLP as independent auditors for the year ending December 31, 1999, to replace Ernst & Young LLP ("E & Y"), who were dismissed as the independent accountants effective with such appointment.

       The report of E & Y on First Virginia's consolidated financial statements for the year ended December 31, 1998, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of First Virginia's consolidated financial statements for the year ended December 31, 1998, and through February 24, 1999, there were no disagreements between First Virginia and E & Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E & Y, would have caused them to make reference thereto in their report on the financial statements for such year. In addition, there were no reportable events (as defined in SEC Regulation S-K, Item 304(a)(1)(v)) during the year ended December 31, 1998, and through February 24, 1999.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.


                              STOCKHOLDER PROPOSALS

       Any stockholder proposal intended to be presented at the next Annual Meeting in 2002 and included in First Virginia's Proxy Statement in 2002 must be received by First Virginia no later than November 9, 2001. Upon receipt of any such proposal, First Virginia will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

       Under First Virginia's Bylaws, in order for a stockholder to nominate a candidate for director, written notice of the nomination must be given to First Virginia in advance of the meeting. Ordinarily, such notice must be given not less than 90 nor more than 120 days before the meeting. However, if First Virginia gives less than 70 days' notice or prior public disclosure of the meeting, then the stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made. The notice must include, among other things, (i) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent, (ii) the name, age, address and occupation of, and the class and amount of voting securities of First Virginia owned by, the nominee, and (iii) all information that would be required under Securities and Exchange Commission rules in a proxy statement soliciting proxies for such nominee.

       In order for a stockholder to bring other business before an annual meeting of stockholders, written notice must be given to First Virginia within the same time limits described above for the nomination of a candidate for director. The notice must include, among other things, (i) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent and any other stockholder known to be supporting such proposal, (ii) a brief description of the proposed business, the reasons for conducting such business at the annual meeting, and (iii) any financial or other interest of the stockholder in such proposal. These advance notice requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in First Virginia's Proxy Statement. In each case, the notice must be given to the Secretary of First Virginia at its principal executive offices, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336.

       The foregoing summary of certain provisions of First Virginia's Bylaws is not intended to be complete and is qualified in its entirety by reference to the Bylaws of First Virginia, copies of which will be furnished without charge to any stockholder upon written request to the Secretary.


                                  OTHER MATTERS

       Management does not know of any other business to be presented to the meeting except for matters incident to the conduct of the meeting. The persons named in the accompanying proxy will vote in accordance with the specifications on the proxy form and will vote in accordance with their best judgment on any other matters which properly come before the meeting.

       The cost of soliciting proxies will be borne by First Virginia. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph, or the Internet, by directors, officers and employees of First Virginia and its subsidiaries. In addition, First Virginia has engaged Morrow & Co., Inc., to aid in the distribution of proxy materials and to solicit proxies from brokers, nominees, and security-holding companies for a fee of $5,000, plus out-of-pocket expenses. First Virginia does not expect to pay any other compensation for the solicitation of proxies, but will pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions.

       A copy of First Virginia's Annual Report for 2000, including financial statements, is being mailed with this Proxy Statement to all stockholders of record. The Annual Report is not to be regarded as proxy soliciting material.


       FIRST VIRGINIA WILL PROVIDE WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, A COPY OF ITS ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, ON FORM 10-K, WHICH REPORT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR BEFORE MARCH 30, 2001. STOCKHOLDERS OF RECORD ON FEBRUARY 16, 2001, AND BENEFICIAL OWNERS OF SUCH SECURITIES SHOULD SUBMIT REQUESTS FOR SUCH REPORT TO BARBARA J. CHAPMAN, SECRETARY, 6400 ARLINGTON BOULEVARD, FALLS CHURCH, VIRGINIA 22042-2336.

                                                                       Exhibit A

                           FIRST VIRGINIA BANKS, INC.
                             AUDIT COMMITTEE CHARTER


The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements, and (3) the independence and performance of the Corporation's internal and external auditors.

The Audit Committee shall be composed of at least three, but no more than five, directors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation's counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

(1) Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

(2) Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements, and recommend to the Board their inclusion in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

(3) Review any analysis prepared by management or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements.

(4) Review with management and the independent auditor the Corporation's quarterly financial statements filed with the Securities and Exchange Commission on Form 10-Q.

(5) Review the audit plan with the General Auditor and the independent auditor to see that it is sufficiently detailed and covers significant areas of concern that the Audit Committee might have.

(6) Review major changes to the Corporation's auditing and accounting principles as suggested by the independent auditor, the General Auditor or management.

(7) Evaluate the performance of the independent auditor. If so determined by the Audit Committee, recommend to the Board the appointment of the independent auditor, which firm will be accountable ultimately to the Audit Committee and the Board. If so determined by the Audit Committee, recommend to the Board the replacement of the independent auditor.

(8) Review the fees to be paid to the independent auditor and make recommendations with respect thereto to the Board of Directors.

(9) Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

(10) Obtain assurance from the independent auditor of its awareness that it is obligated to assure that the Audit Committee is adequately informed of illegal acts, other than those clearly inconsequential, that have come to its attention in the course of an audit.

(11) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

(12) Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Corporation's response to that letter.

(13) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

(14)   Review the appointment and replacement of the General Auditor.

(15) Review the significant reports to management prepared by the Audit Department and management's responses.

(16) To the extent delegated by the Corporation's subsidiary banks, exercise the responsibilities set forth under Section 36 of the Federal Deposit Insurance Act.

(17) Meet at least annually with the Chief Financial Officer, the General Auditor and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                                 REVOCABLE PROXY
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                     DIRECTORS OF FIRST VIRGINIA BANKS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 27, 2001
                              10:00 a.m. local time

       The undersigned hereby appoints Kenneth W. Fitchett, Hope G. Langan, and Dana D. Schalk (the Proxy Committee) as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of FIRST VIRGINIA BANKS, INC., standing in the name of the undersigned at the Annual Meeting of Stockholders to be held Friday, April 27, 2001, at the Ritz-Carlton Hotel, Ballroom Level, 1700 Tysons Boulevard, McLean, Virginia, at 10:00 a.m., local time, and any adjournment thereof, in accordance with instructions given in this proxy and, at their discretion, upon any other business not now known which properly may come before the meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

                              Fold and Detach Here

                  FIRST VIRGINIA BANKS, INC. - ANNUAL MEETING,
                                 April 27, 2001

                             YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call toll free 1-877-210-0269 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

2.  Via the Internet at www.proxyvoting.com/fvb and follow the instructions.

                                       or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE

                    The Board of Directors recommends a vote
                            "FOR" Proposals 1 and 2.

PLEASE MARK YOUR VOTES
AS INDICATED IN THIS EXAMPLE        X

1. The election as                  With-   For All
   directors of all         For     hold    Except
   nominees listed below,   (  )    (  )     (  )
   except as marked to
   the contrary.

        (01) J. Banner       (02) E. Breeden
        (03) E. Kendrick     (04) J. Richmond
        (05) R. Zalokar

Instruction: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) in the space provided below.

-------------------------------------------------------------------------------

2. Ratification of KPMG LLP   For   Against   Abstain
   as Auditors.               (  )    (  )     (  )

  If no instructions are specified above, this proxy will be voted "FOR" each of he proposals listed.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

Please be sure to sign and date this Proxy in the box below.

Date
     ----------------

   Stockholder sign above
---                       ---------------------

   Co-holder (if any) to sign above
---                                ------------

***IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***

                    Fold and detach here if you are returning
                             your proxy card by mail

                           VOTE BY TELEPHONE/INTERNET

                        QUICK * * * EASY * * * IMMEDIATE

Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Please have this card handy when you call. You'll need it in front of you in order to complete the voting process.

   VOTE BY PHONE: You will be asked to enter the Control Number (look below at right).

OPTION A:   To vote as the Board of Directors recommends on ALL proposals, press
            1.  Your vote will be confirmed.

OPTION B:   If you choose to vote on each proposal separately, press 0.  You will hear these instructions:

       Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To vote FOR ALL NOMINEES EXCEPT for certain of the nominees, press 0 and listen to the instructions.

       Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, you must confirm your vote by pressing 1.

                      VOTE BY INTERNET: The web address is
                             www.proxyvoting.com/fvb

You will be asked to enter the Control Number (look below at right).

                      If you vote by telephone or internet,
                          DO NOT mail back your proxy.

                            THANK YOU FOR VOTING

Call * * * Toll Free * * * On a Touch Tone Telephone
                            1-877-210-0269 - ANYTIME
                     There is NO CHARGE to you for this call

                TELEPHONE/INTERNET VOTING DEADLINE: 12 midnight -
                                 April 26, 2001

                                            FOR TELEPHONE/
                                            INTERNET VOTING:
                                            CONTROL NUMBER